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                                                                     EXHIBIT 5.1

                        [Letterhead of Thompson Hine LLP]

July 3, 2003

Robbins & Myers, Inc.
1400 Kettering Tower
Dayton, Ohio 45423

         Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         Robbins & Myers, Inc. (the "Company") is filing with the Securities and Exchange Commission on or about the date hereof a Registration Statement on Form S-3 (the "Registration Statement") relating to the offering from time to time, pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Company of the following securities with an aggregate offering price of up to $100.0 million: (i) certain debt securities (the "Debt Securities"); (ii) certain convertible debt securities (the "Convertible Debt Securities"); and (iii) Common Shares, without par value (the "Common Shares"), including Common Shares that may be issued upon conversion of the Convertible Debt Securities. The offering of the Debt Securities, the Convertible Debt Securities and the Common Shares will be as set forth in the prospectus contained in the Registration Statement, as supplemented by one or more supplements to the Prospectus (the "Prospectus").

         Item 601 of Regulation S-K requires that an opinion of counsel concerning the legality of the securities to be registered be filed as an exhibit to the Registration Statement. This opinion is provided in satisfaction of that requirement.

         In rendering this opinion, we have examined the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on and subject to the foregoing, we are of the opinion that:

         1. The Debt Securities and the Convertible Debt Securities will be valid and legally binding obligations of the Company at such time as: (a) the terms of the Debt Securities and the Convertible Debt Securities and of their issuance and sale have been duly authorized by all necessary actions of the Company, and have been established so as not to violate any applicable law; (b) the Debt Securities and the Convertible Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable indenture or supplemental indenture; (c) the Registration Statement has become effective; (d) an indenture relating to the Debt Securities has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"); (e) an indenture relating to the Convertible Debt Securities has been duly qualified under the TIA; and
(f) the Debt Securities and the Convertible Debt Securities have been duly issued and sold as contemplated by the Registration Statement, the Prospectus and any prospectus

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supplement relating thereto and the indentures or any applicable supplemental indentures that have been qualified under the TIA.

         2. The Common Shares will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Common Shares have been duly authorized by all necessary actions of the Company;
(b) the Common Shares have been duly issued and sold as contemplated by the Registration Statement and the Prospectus; and (c) the Company has received the consideration for the Common Shares as approved by the Board.

         The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes that may hereafter be brought to our attention. Our opinion is based on statutory laws and judicial decisions that are in effect on the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy that may be enacted or adopted after the date hereof, nor do we assume any responsibility to advise you of future changes in our opinion.

         Our opinion is intended solely for the benefit of the Company, and may not be relied upon for any other purpose or by any other person or entity or made available to any other person or entity without our prior written consent, except that we hereby consent to the use and filing of this opinion as an exhibit to the Registration Statement as filed with the Securities and Exchange Commission and to the reference to us under the heading "Legal Matters" in the Prospectus and the Registration Statement.

Very truly yours,

/s/ Thompson Hine LLP